Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS Bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ H1 Q1 YTD 3PL PFAS in millions of U.S. dollars in billions of U.S. dollars constant-currency mergers & acquisitions foreign exchange approximately first half first quarter Year-to-date Third-party logistics perfluoroalkyl and polyfluoroalkyl substances

W E C O N N E C T A C T I V E P E O P L E W I T H T H E I R P A S S I O N S 4

• • • •

• • • (dollars in millions, except per share amounts) Q3'23 Q3'22 Change Net Sales $985.7 $955.0 +3% Gross margin 48.7% 48.0% +70 bps SG&A percent of net sales 35.7% 33.4% +230 bps Operating income $134.6 $145.3 -7% Operating margin 13.7% 15.2% -150 bps Net income $103.5 $111.8 -7% Diluted EPS $1.70 $1.80 -6%

• • • • • • • • • •

• • • • • •

Primary Gross Margin Tailwinds • Other: includes the benefit of lower inbound freight costs • Channel & Region Sales Mix: lower proportion of distributor sales, which generally carry lower gross margins Primary Gross Margin Headwinds • Channel Profitability: lower wholesale margins reflecting actions to reduce excess inventory • Channel Profitability: lower DTC margins primarily due to increased brick & mortar clearance and promotional sales • FX: unfavorable effects from foreign currency hedge rates

• • •

• • • • • • • • • • • • • • • • •

• • • - - • • • • • •

(1) Constant-currency net sales is a non-GAAP financial measure. See “References to Non-GAAP Financial Information” above for further information.

Exhibit 99.2

Columbia Sportswear Company

CFO Commentary and Financial Review

Third Quarter 2023

October 26, 2023



FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms "we," "us," "our," "the Company," and "Columbia" refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of economic conditions, including inflationary pressures; supply chain expenses; marketplace inventories; changes in consumer behavior and confidence; as well as geopolitical tensions. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is a non-GAAP financial measure. Free cash flow is calculated by reducing net cash flow from operating activities by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer
DTC.com	DTC e-commerce
DTC B&M	DTC brick & mortar
y/y	year-over-year
U.S.	United States
LAAP	Latin America and Asia Pacific
EMEA	Europe, Middle East and Africa
SG&A	selling, general & administrative
EPS	earnings per share
Bps	basis points

"+" or "up"	increased
"-" or "down"	decreased
LSD%	low-single-digit percent
MSD%	mid-single-digit percent
HSD%	high-single-digit percent
LDD%	low-double-digit percent
low-20%	low-twenties percent
mid-30%	mid-thirties percent
high-40%	high-forties percent

"$##M"	in millions of U.S. dollars
"$##B"	in billions of U.S. dollars
c.c.	constant-currency
M&A	mergers & acquisitions
FX	foreign exchange
~	approximately
H1	first half
Q1	first quarter
YTD	Year-to-date
3PL	Third-party logistics
PFAS	perfluoroalkyl and polyfluoroalkyl substances

Columbia Sportswear Company

WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

ACCELERATE PROFITABLE GROWTH

CREATE ICONIC PRODUCTS
Differentiated, Functional, Innovative

DRIVE BRAND ENGAGEMENT
Increased, Focused Demand Creation Investments

ENHANCE CONSUMER EXPERIENCES
Invest in Capabilities to Delight and Retain Consumers

AMPLIFY MARKETPLACE EXCELLENCE
Digitally-Led, Omni-Channel, Global

EMPOWER TALENT THAT IS DRIVEN BY OUR CORE VALUES
Through a Diverse and Inclusive Workforce






Columbia | SOREL | MOUNTAIN HARDWEAR | prAna

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon our financial position, market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES

TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS

THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q3'23 KEY HIGHLIGHTS

Q3'23 FINANCIAL RESULTS COMPARED TO Q3'22

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$986M	48.7%	13.7%	$1.70
+3%	+70 bps	-150 bps	-6%

Q3'23 Highlights:

- The increase in net sales primarily reflects strength in international-direct markets including Europe-Direct, Canada, and China. In the U.S., the marketplace remains challenging with U.S. wholesale growth driven by earlier shipment of Fall '23 orders and low-single-digit percent DTC growth.
- Operating margin pressure reflects SG&A expense growth, partially offset by gross margin expansion.
- Inventory decreased 16% y/y. We expect Q4'23 inventory to be down over $200M compared to Q4'22.
- Exited the quarter with $214.8M of cash, cash equivalents and short-term investments and no borrowings.

Q3'23 ACTUAL VS LAST YEAR

(dollars in millions, except per share amounts)

	Q3'23	Q3'22	Change
Net Sales	$985.7	$955.0	+3%
Gross margin	48.7%	48.0%	+70 bps
SG&A percent of net sales	35.7%	33.4%	+230 bps
Operating income	$134.6	$145.3	-7%
Operating margin	13.7%	15.2%	-150 bps
Net income	$103.5	$111.8	-7%
Diluted EPS	$1.70	$1.80	-6%

Commentary on Q3'23 financial results vs last year:

- Net sales growth was balanced across DTC (+4%) and wholesale (+3%). Within wholesale, earlier shipments of Fall '23 orders compared to the same period last year more than offset lower international distributor sales.
- Gross margin expansion primarily reflects lower inbound freight costs and a lower proportion of international distributor sales, which generally carry a lower gross margin, which more than offset the impact of inventory reduction efforts across our wholesale and DTC businesses.
- SG&A expense growth was primarily driven by higher DTC, demand creation and supply chain expenses.

Q3'23 REGIONAL NET SALES PERFORMANCE

Q3'23 NET SALES AND GROWTH VS. Q3'22



CANADA
+33% (+38% c.c.)
$106M
U.S.
+5% (+5% c.c.)
$635M
EMEA
-16% (-21% c.c.)
$129M
LAAP
0% (+4% c.c.)
$116M

Commentary below on primary drivers reflects constant currency performance.

U.S.

- **Wholesale: up MSD%,** primarily reflecting earlier shipment of Fall '23 orders compared to last year
- **DTC: up LSD%,** DTC B&M up MSD%, DTC.com down HSD%
- The company had 159 stores (141 outlet, 18 branded) exiting Q3'23, vs. 148 stores (132 outlet, 16 branded) exiting Q3'23
- In addition, as part of our plan to reduce excess inventory, the Company opened temporary outlet locations

LAAP

- **Japan: up HSD%** (up low-teens% c.c.), primarily reflecting earlier shipment of Fall '23 orders, as well as DTC growth
- **China: up high-teens%** (up mid-20% c.c.), reflecting strong consumer demand
- **Korea: down low-30%** (down low-30% c.c.), reflecting challenging market conditions and efforts to reset the business to support long-term growth
  LAAP distributor: down mid-teens%, reflecting a higher portion of Fall '23 orders shipping in Q2 compared to last year

EMEA

- **Europe-direct: up mid-30%** (up mid-20% c.c.), reflecting earlier shipment of Fall '23 orders, as well as DTC growth
- **EMEA distributor: down high-80%**, due to the anniversary of prior year shipments to Russia, as well as a higher portion of Fall '23 orders shipping in Q2 compared to last year

Canada

- **+33%** (+38% c.c.), reflecting earlier shipment of Fall '23 orders, as well as DTC growth

Q3'23 NET SALES OVERVIEW

Q3'23 NET SALES AND GROWTH VS. Q3'22

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & EQUIPMENT:

+1% (+1% c.c.)
$732M

FOOTWEAR:

+11% (+11% c.c.)
$254M

- Footwear growth includes earlier shipment of Fall '23 orders and increased clearance sales. Overall, footwear market conditions remain challenging.

BRAND PERFORMANCE

Columbia: +4% (+4% c.c.)
$804M

SOREL: +9% (+8% c.c.)
$122M

prAna: -18% (-18% c.c.)
$31M

MOUNTAIN HARDWEAR: -9% (-8% c.c.)
$29M

- Columbia and SOREL brand growth aided by earlier shipment of Fall '23 wholesale orders.
- Mountain Hardwear was down due to lower wholesale sales, partially offset by growth in DTC.
- prAna declined due to lower consumer demand as the brand repositions for future growth.

CHANNEL PERFORMANCE

WHOLESALE:

+3% (+3% c.c.)
$664M

DTC:

+4% (+4% c.c.)
$322M

- Wholesale growth is primarily driven by earlier Fall '23 shipments, partially offset by lower international distributor sales.
- DTC B&M +7%, DTC.com -3%

Q3'23 GROSS MARGIN BRIDGE

Q3'23 gross margin expanded 70 bps y/y to 48.7%



48.0%
48.7%
Q3'22
Channel Profitability
Channel & Region Mix
FX
Other
Q3'23

Primary Gross Margin Tailwinds

- **Other:** includes the benefit of lower inbound freight costs
- **Channel & Region Sales Mix:** lower proportion of distributor sales, which generally carry lower gross margins

Primary Gross Margin Headwinds

- **Channel Profitability:** lower wholesale margins reflecting actions to reduce excess inventory
- **Channel Profitability:** lower DTC margins primarily due to increased brick & mortar clearance and promotional sales
- **FX:** unfavorable effects from foreign currency hedge rates

Q3'23 SG&A BRIDGE

SG&A increased 10% to $351.6 million


$319.0 M
$351.6 M
Q3'22
Omni-Channel
Demand Creation
Supply Chain
Other
Q3'23

Primary SG&A Expense Increases

- **Omni-Channel:** including higher DTC B&M expenses related to new and temporary stores
- **Demand Creation:** represents 5.8% of sales vs. 5.4% in Q3'22
- **Supply Chain:** higher warehousing and fulfillment expenses, including increased 3PL costs

Q3'23 SG&A expenses were 35.7% of net sales compared to 33.4% in Q3'22

BALANCE SHEET OVERVIEW

Balance Sheet as of September 30, 2023

Cash, Cash Equivalents, and Short-term Investments

$215M

Cash, cash equivalents and short-term investments totaled $214.8M, compared to $160.2M as of September 30, 2022.

Inventory

-16%

Inventories -16% y/y to $885.2M driven by a reduction in current season and carryover inventory resulting from lower inventory buys and earlier receipt and shipment of Fall '23 product. We believe older season inventories represent a manageable portion of our total inventory mix.

To address higher inventory levels, we are taking a cautious approach to purchasing inventory and are leveraging our outlet store fleet to sell excess inventory.



CAPITAL OVERVIEW

Q3'23 YTD Net Cash Flow Provided by Operations

$22M

Net cash flow provided by operating activities was $22.2M, compared to net cash flow used in operating activities of $328.1M for the same period in 2022. Lower purchases of inventory was the predominant driver of improvement in operating cash flows.

Q3'23 YTD Capital Expenditures

$41M

Capital expenditures totaled $41.4M compared to $42.5M for the same period in 2022.

Q3'23 YTD Share Repurchases

$145M

The Company repurchased 1,841,845 shares of common stock for an aggregate of $144.6M (based on trade date), for an average price per share of $78.53.

Dividends

$0.30

The Board of Directors approved a regular cash dividend of $0.30 per share, payable on November 30, 2023, to shareholders of record on November 16, 2023.



2023 FINANCIAL OUTLOOK

The Company's 2023 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of October 26, 2023 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook reflects our estimates as of October 26, 2023 regarding the impact of economic conditions, including inflationary pressures; supply chain expenses; marketplace inventories; changes in consumer behavior and confidence; and geopolitical tensions. This outlook and commentary assume macro-economic conditions do not materially deteriorate.

	2023 Financial Outlook	**Outlook compared to 2022**
Net sales	**\$3.48B to \$3.53B** (prior \$3.53B to \$3.59B)	**+0.5% to +2.0%** (prior +2.0% to +3.5%)
Gross margin	**~49.8%** (unchanged)	**approximately 40 bps expansion** (unchanged)
SG&A percent of net sales	**40.2% to 40.6%** (prior 40.1% to 40.5%)	**250 bps to 290 bps deleverage** (prior 240 bps to 280 bps deleverage)
Operating margin	**9.8% to 10.3%** (unchanged)	**100 bps to 150 bps deleverage** (unchanged)
Operating income	**\$343M to \$363M** (prior \$348M to \$368M)	**-13% to -8%** (-12% to -6%)
Effective income tax rate	**~23.0%** (~24.5%)	**2022 effective tax rate of 21.6%**
Net income	**\$275M to \$290M** (prior \$272M to \$288M)	**-12% to -7%** (prior -13% to -8%)
Diluted EPS	**\$4.45 to \$4.70** (prior \$4.40 to \$4.65)	**-10% to -5%** (prior -11% to -6%)

2023 FINANCIAL OUTLOOK ASSUMPTIONS

Net sales	Anticipated net sales growth primarily reflects:
	• Net sales growth is expected to be led by SOREL and Columbia, both up LSD%, partially offset by declines in prAna and Mountain Hardwear.
	• All four geographic segments are anticipated to grow in 2023 with international sales growth outpacing the U.S, which is expected to be relatively flat.
	    • LAAP region is expected to grow HSD% (low-teens%, c.c.) led by our China and LAAP distributor business.
	    • EMEA region is expected to grow MSD% (LSD%, c.c.) driven by our Europe-direct business, partially offset by decreased EMEA distributor business.
	• From a product category perspective, footwear is anticipated to grow faster than apparel.
	• From a channel perspective, DTC is anticipated to grow MSD% driven by DTC B&M growth, while DTC.com is expected to be down LSD%. Wholesale is anticipated to be relatively flat.
	    • DTC B&M sales growth includes the annualization of new stores opened in 2022, as well as the contribution from 7 net new stores in North America, temporary North America outlet locations, and 6 net new stores in Europe-direct markets planned for 2023.

Gross margin	Anticipated gross margin expansion primarily reflects: • lower inbound freight costs; and, to a lesser degree • a favorable channel mix shift; partially offset by • lower channel profitability reflecting clearance and promotional activity.
SG&A % of net sales	Anticipated SG&A expense growth includes: • higher omni-channel spend, including higher DTC expenses to support new and temporary outlet stores; • higher supply chain costs primarily related to the carrying of elevated inventory levels; • higher enterprise technology spend, including increased personnel expense to support digital strategies; and • higher demand creation spend. This outlook contemplates maintaining our demand creation spend, as a percent of sales, at 5.9 percent.
Effective tax rate, interest income and share count	• The full year effective tax rate in our 2023 financial outlook is ~23.0%. • Interest income, net is anticipated to be ~$14M • The $4.45 to $4.70 diluted earnings per share range is based on estimated weighted average diluted shares outstanding of 61.8 million.

2023 ASSUMPTIONS, Q4'23 OUTLOOK AND PRELIMINARY 2024 COMMENTARY

Foreign currency	• Foreign currency translation is expected to reduce net sales growth by approximately 60 bps. • Foreign currency is expected to have an approximately $0.07 negative impact on diluted earnings per share, due primarily to unfavorable foreign currency transactional effects from hedging of inventory production.
Operating cash flow and capital expenditures	• Operating cash flow is anticipated to be approximately $500M. – Inventory growth is expected to be down over $200M exiting Q4'23 compared to Q4'22. – For the year, inventory purchases are planned to decrease greater than 20 percent compared to last year. • Capital expenditures are planned to be between $60M to $70M.
Fourth quarter outlook	• Net sales of $1,054 to $1,106M, representing a decline of 10% to 5% compared to Q4'22. • Operating income of $146M to $166M, or 13.8% to 15.0% of net sales. • Diluted EPS is expected to be $1.93 to $2.18 compared to $2.02 for Q4'22.
Preliminary 2024 commentary	• Spring '24 will be a challenging season. The combination of consumer and category headwinds, retailer cautiousness, and our transition to product designed without PFAS will impact the first half of the year. Our Spring '24 orderbook reflects these challenges and as result, we are forecasting an LDD% decline in wholesale net sales in H1'24. We expect this wholesale net sales decline will be partially offset by continued growth in our global DTC businesses, resulting in total net sales declining MSD% in H1'24. • We believe that generating full year net sales growth with modest operating margin expansion is achievable. Generating full year '24 sales growth will be dependent upon several factors including, but not limited to, retailer and consumer sentiment, economic conditions, geopolitical tensions, and our transition to product designed without PFAS.


APPENDIX

THIRD QUARTER 2023 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

(In millions, except percentage changes)	Three Months Ended September 30,					
	Reported Net Sales 2023	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2023[1]	Reported Net Sales 2022	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 635.4	$ —	$ 635.4	$ 607.0	5%	5%
Latin America and Asia Pacific	115.4	4.6	120.0	115.4	—%	4%
Europe, Middle East and Africa	129.4	(8.8)	120.6	153.5	(16)%	(21)%
Canada	105.5	3.4	108.9	79.1	33%	38%
Total	$ 985.7	$ (0.8)	$ 984.9	$ 955.0	3%	3%
Brand Net Sales:						
Columbia	$ 804.0	$ (0.8)	$ 803.2	$ 773.3	4%	4%
SOREL	122.1	(0.3)	121.8	112.4	9%	8%
prAna	30.7	—	30.7	37.4	(18)%	(18)%
Mountain Hardwear	28.9	0.3	29.2	31.9	(9)%	(8)%
Total	$ 985.7	$ (0.8)	$ 984.9	$ 955.0	3%	3%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 731.7	$ 0.3	$ 732.0	$ 726.3	1%	1%
Footwear	254.0	(1.1)	252.9	228.7	11%	11%
Total	$ 985.7	$ (0.8)	$ 984.9	$ 955.0	3%	3%
Channel Net Sales:						
Wholesale	$ 664.3	$ (1.9)	$ 662.4	$ 645.1	3%	3%
DTC	321.4	1.1	322.5	309.9	4%	4%
Total	$ 985.7	$ (0.8)	$ 984.9	$ 955.0	3%	3%

(1) Constant-currency net sales is a non-GAAP financial measure. See "References to Non-GAAP Financial Information" above for further information.

FIRST NINE MONTHS FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash used in operating activities to free cash flow
(Unaudited)

(In millions)	Nine Months Ended September 30, 2023	Nine Months Ended September 30, 2022
Net cash provided by (used in) operating activities	$ 22.2	$ (328.1)
Capital expenditures	(41.4)	(42.5)
Free cash flow	$ (19.2)	$ (370.6)

Columbia | SOREL | MOUNTAIN HARDWEAR | prAna